                                                                   EXHIBIT 10.21

                                                                        REDACTED

[i2 LOGO]                                                       SOFTWARE LICENSE
                                                               (THE "AGREEMENT")

                                                    Agreement Number:___________
                                                         (to be completed by i2)


"Customer" Name:           UNION TRANSPORT INCORPORATED
                                    (Registration number: 141257)
                                    9 Columbus Centre
                                    Pelican Drive
                                    Road Town
                                    Tortola
                                    British Virgin Islands


In accordance with the following terms and conditions, i2 Technologies (Netherlands) B.V., Koxkampseweg 8/L, 5301 KK Zaltbommel, The Netherlands. ("i2") agrees to license the System (as defined in Section 1) and shall provide the Maintenance (as defined in Section 3) to Customer.

1. LICENSE GRANT AND USE. Subject to the terms and conditions of this Agreement, and payment of the appropriate license fees, i2 hereby grants to Customer a non-exclusive, non-transferable, perpetual license to use the machine readable version of the software as identified on Addendum A hereto ("Licensed Software"), Enhancements (defined in Section 3) which i2 delivers to Customer and the user manuals and technical materials delivered to Customer (the "Documentation"), (the Licensed Software, Enhancements and Documentation are collectively referred to herein as the "System") to process its data subject to the Site Location (defined in Section 1.2), User (defined in Section 1.2), Server (defined in Section 1.2) and other restrictions, if any, as specified on the addenda attached to this Agreement. Use beyond the scope of the license granted therein is subject to additional fees and requires an amendment to this Agreement signed by both Customer and i2. Customer agrees to allow i2, with reasonable prior notice, to enter Customer's premises during normal business hours, or electronically access the System as installed at Customer's location, to verify Customer's compliance with this Agreement.

1.1 THIRD PARTY SOFTWARE. The Customer acknowledges that the System may include software which has been provided by third parties ("Third Party Software") and the licensor of any Third Party Software embedded in the System has a proprietary interest in such software.

1.2 SITE, SERVER AND USER DEFINITIONS. A site is defined as one of the Site Locations identified in Addendum A. A server is defined as one of the Servers identified in Addendum A. Users are defined as individually named users of the System identified on Addendum A. If not included on Addendum A, Customer shall provide a list of the Users within thirty (30) days of the effective date of this Agreement ("Agreement Date") and shall update the list of Users as changes occur.

1.3 RIGHT TO COPY SYSTEM. Customer may copy the System only in so far as strictly necessary for the intended use of the System . Customer explicitly agrees that in the foreseeable future the intended use of the Systems does not require copies of the Systems other than for archival and/or backup purposes Should at any time occur that the intended use of the software implies the necessity of copies for other purposes than archival and/or backup purposes, Customer shall immediately notify i2 in writing and provide i2 with all information necessary in order to enable i2 to evaluate the actual necessity of such copies. Customer shall not otherwise, in whole or in part, sublicense, copy, rent, loan, transfer, prepare derivatives of the System or any copy of the System. Customer shall not decompile the System for other purposes than creating interoperability of the System and Customer shall not create interoperability without having approached i2 in order to obtain from i2 the necessary information and data to do so, provided that i2 does not provide Customer with such information and data within a reasonable time, Customer shall have the right to decompile the System. Customer shall not modify the System for other purposes than correcting errors of the System. Customer acknowledges that all Improvements and Modifications, not made contrary to the terms of this Agreement, of the System or any part

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thereof (whether developed by i2, Licensor, Customer or any third party acting on behalf of them at any time during the term of this agreement) shall be deemed to be part if the System and shall be and remain the sole and exclusive property of i2, subject to the terms and conditions of this Agreement and any additional agreements concluded and maintenance contracts permitted by this Agreement. With respect to all Improvements or Modifications of the System or any part thereof made by Customer, Customer shall (i) duly assign to i2 all rights in and to such Improvement and Modifications; and (ii) confirm in writing the grant to i2 of the right at all times to use, sell or license software including these Improvements or Modifications to others without payment of royalties and on such terms and conditions as i2 shall in its sole discretion determine. The parties agree that should Customer request any substantial modifications or developments to the Licensed Software, Customer and i2 shall enter into discussions to negotiate a possible Joint Development Contract, and such contract shall be a separately executed document.

Customer shall not, in whole or in part, copy the Documentation except as expressly permitted by this Agreement. Customer shall ensure that the proprietary, copyright, trademark and trade secret notices contained in or placed upon the System are affixed to the permitted copy in such manner and location as to give reasonable notice of the proprietary, copyright, trademark and trade secret rights of i2 or any third party from whom i2 has received distribution rights.

1.4 DOCUMENTATION RIGHTS. Subject to the terms and conditions of this Agreement, Customer shall receive one set of Documentation per Site Location at no additional cost. Customer may purchase additional sets of Documentation or the right to reproduce the Documentation for internal use only at the Site Locations identified in Addendum A. Additional Documentation rights, if any, purchased under this Agreement are identified in Addendum A.

2. CONFIDENTIALITY. Customer acknowledges that System is proprietary and confidential material of i2. Customer shall not disclose, provide or otherwise make available, the System or any other proprietary or confidential material of i2, in whole or in part, except to Customer's employees or subcontractors in the scope of their employment. Customer shall take appropriate action to satisfy its obligations under this Agreement with respect to the use, copying, protection and security of the System and all other proprietary or confidential material of i2 or its licensor. Customer shall not disclose the contents of this Agreement to any third party without the prior written consent of i2. Notwithstanding, i2 agrees that Customer may disclose portions of the confidential information to Customer's professional advisors, as and when required, provided that such advisor has executed the standard i2 non-disclosure agreement or an agreement which contains terms and conditions substantially similar with respect to the protection and non-disclosure for the confidential information. Customer acknowledges that in the event of an actual or threatened violation of the foregoing provisions, i2 will not have an adequate monetary remedy and shall be entitled to immediate injunctive relief without any requirement to post bond, in addition to any other available remedies. Any information disclosed by Customer to i2 and identified by Customer as being confidential shall be subject to the same degree of security, protection and confidentiality as i2 uses to preserve information of a similar nature. Nothing in this Paragraph shall preclude i2 from using Customer's name and/or logo in its customer list or providing the i2 user group the name and address of the Customer and the fact that i2 and Customer have entered into this Agreement. Provisions of this Confidentiality paragraph shall survive termination or expiration of this Agreement.

3. MAINTENANCE. Maintenance support may be ordered by Customer and upon payment of Maintenance Fees due, will be provided under i2's Customer Support Programs policies in effect at the time the services are ordered. Following the first anniversary of the Agreement date, as long as i2 is offering Maintenance, Customer may at Customer's option renew Maintenance. In the event Customer allows Maintenance to lapse, it may thereafter renew such support for the affected Software by paying, in addition to the then current annual Maintenance Fee, an amount equal to the aggregate Maintenance Fee that would have been payable for the affected Software during the period of lapse. i2 agrees that the Maintenance support will be conducted from the i2 location which is geographically closest to the Customer location eligible for such Maintenance support

4. CONSULTING AND TRAINING. i2 shall, at Customer's request, provide consulting and training services, as described in Addendums B and C hereto ("Consulting and Training"). The Consulting and Training to be provided herein is designed to assist Customer in commencing its implementation of the System in Customer's business. Customer shall reimburse i2 for all reasonable travel, living and delivery expenses incurred in rendering the Consulting and Training.

5. PAYMENT. Customer shall make all payments in US dollars. Within 30 days after Agreement Date, Customer shall wire to i2 the Initial Payment as specified on Addendum A. Customer shall pay all other items as specified


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within the Agreement. All other payments shall be due within thirty (30) days of receipt by Customer of an invoice or as otherwise specified within this Agreement. Any amount not paid within fifteen (15) days after the due date shall bear interest from the due date at the rate of the lower of LIBOR plus 5% or the highest interest rate permitted by law. All costs of collection, including reasonable attorney's and expert's fees and costs of court, shall be paid by Customer.

6. TAXES. License fees and all other amounts mentioned in this Agreement do not include any sales, property, use, value added or ad valorem taxes, or any other taxes, based upon this Agreement, all of which shall be paid by Customer. In the event i2 is required to pay such taxes, Customer shall reimburse i2. Customer shall withhold foreign withholding taxes only as required by relevant local country tax law. Customer shall provide i2 with notice of withholding of any such tax payment. Customer shall not pay for taxes on i2's net income and sales and use taxes for which Customer has provided a valid tax exemption certificate within sixty (60) days of the Agreement Date.

7. TERM AND TERMINATION. In addition to i2's termination rights specified elsewhere in this Agreement, i2 may terminate this Agreement or any license granted under this Agreement if Customer fails to pay any fees due under this Agreement and such failure is not cured within thirty (30) days written notice from i2. i2 or Customer may terminate this Agreement or any license granted under this Agreement if the other party breaches any other provision of this Agreement for any reason, which breach has not been cured within thirty (30) days of written notice. Customer shall be obligated to pay all charges which have accrued up to the date of termination. Upon termination for any reason, Customer's license shall be revoked and Customer's rights under the license shall cease. In the event of such termination, Customer shall immediately de-install the System and promptly return to i2 the System, any and all materials related to the System, and all proprietary and confidential information of i2 held by Customer. Customer shall provide a certificate of return. Those provisions of this Agreement which by their nature should survive termination or expiration shall remain in effect in the event of such termination or expiration. These provisions include, but are not limited to, Paragraphs 2, 8, 10, 11 and 12.

8. OWNERSHIP. All rights, title, and interest, including trademarks, patent rights, copyright interests, and other forms of intellectual property, in and to the System (including any parts or copies thereof) including any and all Enhancements delivered to Customer herein, and materials or Consulting provided by i2 are the exclusive property of i2.

9. PUBLICITY. Within thirty (30) days of the Agreement Date, i2 may, at its option, upon Customers written approval, which will not be unreasonably withheld, issue a press release to the general public announcing the license of the System to Customer. In addition, Customer shall permit i2 to bring in potential i2 customers to Customer's Site Locations, provided such potential customers are not direct Customer competitors and provided i2 maintains confidentiality in accordance with Section 2 of this Agreement. The purpose is for Customer to explain why the System was selected and the System's anticipated benefits. Customer shall have the sole authority to determine the timing of each Site Location visit.

10. WARRANTY. i2 warrants to Customer that during the first twelve (12) months following the Agreement Date ("Warranty Period"), the System furnished by i2 will function substantially in accordance with the Documentation delivered to Customer under this Agreement. If during the Warranty Period, the System does not function substantially in accordance with the Documentation, Customer shall promptly notify i2 in writing of any claimed deficiency. Provided that i2 determines that such deficiency exists and is i2's sole responsibility, i2 shall, within thirty (30) days, (a) correct such deficiency; (b) provide Customer with a plan acceptable to Customer for correcting the deficiency; or
(c) upon i2's determination that neither (a) nor (b) can be accomplished through commercially reasonable efforts, then i2 may terminate the license. If this license is terminated under the provision of this Paragraph, Customer shall de-install the System and return all copies of the System to i2. Upon return of the System, i2 shall refund any Software License Fees for the terminated license paid to i2 under this Agreement.

10.1. WARRANTY LIMITATIONS. i2 MAKES NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. i2 DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL MEET CUSTOMER'S EXPECTATIONS OTHER THAN THE EXPECTATION THAT THE SOFTWARE SUBSTANTIALLY FUNCTIONS IN ACCORDANCE WITH THE DOCUMENTATION . UNLESS OTHERWISE SPECIFIED IN THIS AGREEMENT, I2 DOES NOT WARRANT THAT THE LICENSED SOFTWARE OPERATES IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY CUSTOMER, OR THAT THE OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.


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11. LIMITATION ON LIABILITY. THE PARTIES HAVE NEGOTIATED THIS AGREEMENT WITH DUE
REGARD FOR CUSTOMER'S BUSINESS RISK ASSOCIATED WITH ITS USE OF LICENSED
SOFTWARE. THEREFORE, IN ANY EVENT i2'S LIABILITY FOR DAMAGES UNDER THIS
AGREEMENT SHALL NOT EXCEED THE SOFTWARE LICENSE FEE PAID BY CUSTOMER FOR THE SYSTEM. IN NO EVENT SHALL i2 OR THE LICENSOR OF ANY THIRD PARTY SOFTWARE
EMBEDDED IN THE SYSTEM BE LIABLE FOR LOST PROFITS OR OTHER INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES EVEN IF i2 HAS BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES.WITH THE SAME UNDERSTANDING, i2 SHALL NOT BE LIABLE FOR DAMAGES OCCURRING DUE TO OMISSION OR FAILURE OF CUSTOMER TO PERFORM ITS OBLIGATIONS TO ANY THIRD PARTY.

12. INDEMNIFICATION. i2 represents that, to the best of i2's knowledge, as of the Agreement Date, it is the owner or licensee of the System, that it has the right to grant the license set forth in this Agreement, and that Customer's use of the System in accordance with the terms of this Agreement do not infringe upon any third party's copyright, patent or trade secret. i2 shall indemnify and hold Customer harmless against liability to third parties (only for liability solely the fault of i2) arising from the violation of any third party's trade secrets, proprietary rights, copyright or patent rights in connection with the use by Customer of the System (a) as delivered by i2 to Customer herein or as modified by i2 (but not Customer) and (b) in accordance with the Documentation and this Agreement, provided that (i) i2 shall have the right to conduct any defense and/or settlement in any such third party action arising as described herein, (ii) Customer shall fully cooperate with such defense, and (iii) i2 receives prompt written notice from Customer. This indemnification is limited to the System delivered to Customer or as modified by i2 and does not cover third party claims arising from modifications not authorized by i2 or its licensor. i2 shall have no liability for any claim of infringement based on (a) use of other than a current release of the System if such infringement would have been avoided by use of a current release, or (b) use or combination of the System with non i2 software or data if such infringement would have been avoided by the use of the System without the use of other software or data.

12.1. If a third party's claims substantially interfere with Customer's use of the System or if i2 believes that a third party claim may substantially interfere with Customer's use of the System, i2, at its sole discretion, may (a) replace the System, without additional charge, with a functionally equivalent and non-infringing product; (b) modify the System to avoid the infringement; (c) obtain a license for the Customer to continue use of the System and pay any additional fee required for such license: or (d) if none of the foregoing alternatives are commercially reasonable, i2 may terminate the license for the infringing software. If such partial removal by a third party of the right to use such party's software renders the System inoperable for its intended use, both Parties have the right to terminate this Agreement. In event of termination of this Agreement Customer shall de-install the infringing software and return all copies to i2. Upon return, i2 shall refund to Customer a prorated portion of the Software License Fee paid for the infringing software. For every year following the Agreement Date, the refundable portion of the Software License Fee shall be reduced by 25%. The licensor of any Third Party Software is excluded from liability under this Agreement and Customer shall look solely to i2 for liabilities relating to the System.

13. EXPORT OF SYSTEM. Customer agrees that it will not, directly or indirectly, export or reexport, or knowingly permit the export or reexport of, the System, or any technical information about the System, to any country for which the United States Export Administration Act, any regulation thereunder, or any similar United States law or regulation, requires an export license or other United States Government approval, unless the appropriate export license or approval has been obtained.

14. MISCELLANEOUS. This Agreement, including the addendums attached hereto and made a part hereof, may be modified or amended only by a written instrument signed by duly authorized representatives of both Customer and i2. Customer may not, without the prior written consent of i2 , assign or transfer this Agreement or any obligation incurred herein; provided that any factoring or assignment of receivables shall not be treated as an assignment for this purpose. Any attempt to do so in contravention of this Section shall be void and of no force and effect. i2 may assign its rights and obligations resulting from the present Contract to i2 Technologies, Inc. or to any other subsidiaries of i2 Technologies, Inc and any other company, corporation or entity fifty (50) percent or more of whose: (a) shares or other securities or equity interests entitled to vote for the election of directors or other managing authority; or
(b) interest in the income thereof, is, at the time of determination and only so long as it remains, held, owned or controlled, directly or indirectly by i2 Technologies, Inc. The pre-printed terms and conditions of any purchase order or other ordering document issued by Customer in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on i2 and shall not be deemed to modify this Agreement. No term or provision contained herein shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by i2.


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Neither party hereto shall be liable to the other for any failure, delay or interruption in the performance of any of the terms or conditions contained in this Agreement due to causes entirely beyond the control of that party, including, without limiting the generality of the foregoing, strikes, boycotts, labor disputes, embargoes, acts of God, acts of public enemy, acts of governmental authority, floods, riots or rebellion. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF SOUTH AFRICA. SAVE AS OTHERWISE PROVIDED HEREIN OR IN THE ADDENDA, THE PARTIES CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE WITWATERSRAND LOCAL DIVISION OF THE HIGH COURT OF THE REPUBLIC OF SOUTH AFRICA FOR THE PURPOSE OF ALL OR ANY LEGAL PROCEEDINGS ARISING FROM OR CONCERNING THIS AGREEMENT. All notices which either party hereto is required or may desire to give the other herein shall be given by addressing the communication to the address set forth on the first page of this Agreement, and shall be given by certified or registered mail. The effective date of this Agreement shall be the date this Agreement is signed by i2 ("Agreement Date").

THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT, UNDERSTANDING AND REPRESENTATIONS, EXPRESSED OR IMPLIED, BETWEEN CUSTOMER AND i2 WITH RESPECT TO THE SYSTEM, CONSULTING AND MAINTENANCE TO BE FURNISHED HEREIN. THIS AGREEMENT SUPERSEDES ALL PRIOR COMMUNICATIONS BETWEEN THE PARTIES INCLUDING, BUT NOT LIMITED TO, COMMUNICATIONS WITH i2's SALES REPRESENTATIVES.

IF ANY PORTION OF THIS AGREEMENT IS DETERMINED TO BE OR BECOMES UNENFORCEABLE OR ILLEGAL, SUCH PORTION SHALL BE DEEMED TO BE ELIMINATED AND THE REMAINDER OF THIS AGREEMENT SHALL REMAIN IN EFFECT IN ACCORDANCE WITH ITS TERMS AS MODIFIED BY SUCH DELETION.

AGREEMENT VALID ONLY IF EXECUTED BY CUSTOMER BY: December 15, 1999.

The prices specified in the Agreement assume acceptance by Customer of the terms and conditions set forth herein.

Accepted:                                         Accepted:

i2 TECHNOLOGIES (Netherlands), B.V.               UNION TRANSPORT INCORPORATED


By:      /s/ Jan Van den Broeck                   By:      /s/ M.J. Wessels
         Authorized Signature                              Authorized Signature

Title:   European Controller                      Title:   Chairman

Date:    15 December 1999                         Date:    15 December 1999


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SOFTWARE LICENSE
ADDENDUM A (CONTINUES ON NEXT PAGE)
LICENSED SOFTWARE

Customer Name:             UNION TRANSPORT INCORPORATED
                           9 Columbus Centre
                           Pelican Drive
                           Road Town
                           Tortola
                           British Virgin Islands

ATTACHED TO AND MADE PART OF THE SOFTWARE LICENSE AGREEMENT BETWEEN i2 AND CUSTOMER.

LICENSED SOFTWARE:

         GROUP A PRODUCTS:

                           RHYTHM Transportation Optimizer
                           RHYTHM Transportation Manager
                           RHYTHM Transportation Modeler
                           RHYTHM Carrier Bid Optimizer
                           RHYTHM Load Configuration, including RHYTHM Load
                           Viewer
                           RHYTHM Global Logistics Manager
                           RHYTHM Supply Chain Planner, including RHYTHM Strategy Drive Planner
                           RHYTHM Rhythm Inventory Planning Extension
                           RHYTHM Supply Chain Architect
                           RhythmLlink
                           RHYTHM Active Data Warehouse including the
                           Common Data Model

SCOPE OF USE OF GROUP A PRODUCTS:
Notwithstanding anything to the contrary herein, usage of the Licensed Software shall include in particular but not be limited to the following scope:

- The ability for Customer to set up an unlimited number of servers and any number of clients in an unlimited number of locations.

- Access to the System parts for an unlimited number of users, system administrators, technical support staff, or other users.

- Use of the System parts for third parties within the framework of the definition in accordance with limitations set out below

- Use of the System parts on all hardware platforms supported by i2, with databases supported by i2, in all languages offered by i2.

- Besides Customer, companies in which Customer holds a direct or indirect capital share of at least 51% and which are engaged in the same basic sector (defined as providing logistic and transportation services to third parties) ("Affiliates"), are also entitled to use the System

LIMITATIONS OF USE OF GROUP A PRODUCTS:

Customer and Affiliates shall only use the System for its own business purposes and, save as provided herein, shall not allow any third party access to the System in whole or in part.

Notwithstanding, Customers and Customer clients who are under a contractual agreement with Customer and who are closely connected to Customer's business ("third party") shall have access to the System:

         - unlimited use via installed client or internet browser for calling up information (read only);


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                                                                        REDACTED

         - via installed client or internet browser for changing information (write) only if the third party has concluded a written confidentiality agreement in favour of i2 in respect of all information relating to the System and then only if the access is directly connected to the performance of services carried out for the third party by Customer

         - Customer shall be responsible for the configuration of the relevant, limited user / usage definition in the i2 software and for ensuring that the third parties adhere to such limited user/usage requirements.

         - Except as specified below Customer and/or Affiliate shall be responsible for the costs of Third Party Software.

         - Use of Licensed Software for third parties is limited to that part of the third parties' supply chain directly under Customer's management. Specifically excluded from and not authorized hereunder is the use of the Licensed Software by Customer for a third party's operations not outsourced to Customer. Such non-authorized use shall require: (i) payment of additional license fees to be negotiated at the time of licensing; and (ii) acceptance and execution by such third party of the terms and conditions set forth in i2's standard software license agreement.

The use of Licensed Software and access to it on the part of third parties as defined above is part of the usage rights granted to Customer hereunder. This Agreement however, grants no independent rights to third parties for the use of, or access to the Licensed Software.

Initial Licensed Software fee payable for Group A products as defined above ***.

Should Customer desire to add additional products to the Group A product list, the parties agree to enter into good faith negotiations to allow for such additional products.

GROUP B PRODUCTS:

Through the period expiring 31 December 2002, and excluding Group A, Group B Products shall comprise of all i2 products that may be contained from time to time on i2's then current price list at the time Customer desires wish to license such products.

SCOPE AND USE OF GROUP B PRODUCTS:

Any Software License granted for the use of Group B Products is limited to the following Site Locations, Servers and number of Users and Platform:

Site Locations               Servers                    Number Of Users           Platform
--------------               --------------------       ------------------        -------------
Johannesburg                 1 per Rhythm Product       Unlimited per site        All Platforms
                             Deployed                   location                  supported by i2
Los Angeles                  As above                   As Above                  As above
Frankfurt                    As above                   As Above                  As above
Sidney                       As above                   As Above                  As above
London/Redding               As above                   As Above                  As above
Hong Kong                    As above                   As Above                  As above
New York                     As above                   As Above                  As above

Any information regarding Site Locations, Servers, or number of Users not available upon Agreement Date will be provided by Customer in writing as soon as possible.

LIMITATIONS OF USE OF GROUP B PRODUCTS:

The Customer is only entitled to use the Group B products for non commercial purposes (non direct revenue generating), including but not limited to:

------------------
* INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION FOR CONFIDENTIAL TREATMENT.

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                                                                        REDACTED

-        Training of Customer's own employees
- Preparation and presentation of conceptual solutions to Customer's prospective and current customers using the i2 product portfolio and Customer's services portfolio
-        Evaluation of i2 products for use in specific client environments
- Conceptualizing and testing of future Customer service offerings using the i2 product portfolio

INITIAL LICENSED SOFTWARE FEE PAYABLE FOR GROUP B PRODUCTS AS DEFINED
ABOVE - ***.

i2 agrees Customer shall receive three (3) sets of proprietary Licensed Software Documentation. Customer may copy the documentation at its own expense as is necessary for the authorized use of the Licensed Software by Customer. Customer shall assure that all i2, or third party proprietary legends, copyright, and trade marks appear on such Customer reproductions as the appear on the original Documentation furnished by i2 and shall be included in a style and form whose visual character is equivalent to the copyright notice posted by i2. Customer understands that all copies, in whole or in part of the Documentation remain the property of i2. i2 shall have no liability for errors or omissions caused by, or during such reproduction of the Documentation.


THIRD PARTY SOFTWARE. For a period of three (3) years from the effective date of this Agreement, any Third Party Software, excluding databases, which is required to execute the Licensed Software in accordance with its documentation, will be supplied and paid for by i2. Such Third Party Software will be licensed from the applicable third parties at the time the products are required by Customer, and shall be governed by the terms and conditions of this Agreement. Notwithstanding, to the extent that the cost of the Third Party Software during such three (3 year period exceeds an amount equivalent to *** of the initial Licensed Software Fee paid by Customer as set forth herein, then Customer shall pay all amounts, if any, which are in excess of the aforementioned ***.


With regard to the applicable databases required for the proper use of the Licensed Software, including but not limited to the RHYTHM Active Data Warehouse, RHYTHM Global Logistics Manager, and RHYTHM Transportation Manager, it is expressly agreed that Customer shall acquire the rights of usage for such databases at its own expense.


TOTAL INITIAL LICENSED SOFTWARE FEE PAYABLE BEING THE SUM OF LICENSE FEES FOR GROUP A AND GROUP B PRODUCTS AS DEFINED ABOVE ***.


INCREMENTAL SOFTWARE FEE - THROUGH THE PERIOD EXPIRING AT THE END OF THE CUSTOMER FISCAL YEAR ENDING PRIOR TO 31 DECEMBER 2003 *** of the annual incremental revenue growth of the Customer calculated as defined below.


ANNUAL MAINTENANCE FEES  *

                                 Multi-Site
        -----------------------------------------------------
            Year 1      Year 2      Year 3    Total - 3 yrs
        -----------------------------------------------------
              ***         ***         ***          ***

------------------
*INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION FOR CONFIDENTIAL TREATMENT.

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                                                                        REDACTED

First Year maintenance and support is calculated at *** of the Initial Software License fee. This is an amount which due and payable with the initial Software License fee. With respect of subsequent years the Maintenance fee will be an amount equivalent to *** for the second year and *** for the third year of the sum of the Initial Licensed Software fee and the total incremental software fees paid by the Customer since the Agreement Date and/or due to be paid by the Customer on the date of maintenance renewal.


PAYMENT SCHEDULE - the Customer shall pay the initial Licensed Software fee as follows:

                  ***      - upon execution of the Agreement.
                  ***      - ninety (90) days from the Effective Date of the
                             Agreement.
                  ***      - one hundred eighty days from the Effective Date of
                             the Agreement.

The incremental software fee shall be calculated based on Customers published annual audited financial results, And is due and payable within thirty (30) days after Customer's publication of each year's financial results.

         - This incremental software fee shall only become payable once the Customer's gross revenue in any financial year exceeds a value of *** If Customer or any of its affiliates and subsidiaries undertake any mergers or acquisitions with an entity having an annual turnover of 20% or more of the turnover of Customer during the year the license was granted, the incremental software revenue will not be automatically calculated. The Parties will meet to review the potential impact of such merger and/or acquisition on the value of the license granted under this Agreement and will negotiate the commensurate additional license fee in good faith. Should the parties fail to reach agreement on the additional license fee, then such fee shall be determined by Arthur Andersen on the basis set out in the Dispute Resolution clause set out below. For calculation purposes the turnover for the year in which the license was granted will be the figures set forth in the Customer's annual report for the year ending January 31, 2000.


DISPUTE RESOLUTION - Should any dispute arise between the parties as to any matter arising in relation to the gross revenue of the Customer or the calculation of the Customer's incremental revenue growth such dispute shall be referred for determination to Arthur Andersen and Co and failing them for any reason to an independent chartered accountant of not less than ten (10) years standing appointed by the president of the South African Institute of Chartered Accountants.

WIRING INSTRUCTIONS for Payment of Licence and maintenance fees:
                  ABN Amro Bank             For further credit to:
                  AMSTERDAM                 i2 Technologies, (Netherlands B.V.)
                  The Netherlands           Account # 44.55.20.043




Accepted:                                         Accepted:

i2 TECHNOLOGIES (Netherlands), B.V.               UNION TRANSPORT INCORPORATED


By:      /s/ Jan Van den Broeeck                  By:      /s/ M.J. Wessels
Authorized Signature                              Authorized Signature

------------------
*INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION FOR CONFIDENTIAL TREATMENT.

                                                                        REDACTED

SOFTWARE LICENSE
ADDENDUM B
CONSULTING AND ROLL-OUT SUPPORT

Customer Name:             UNION TRANSPORT INCORPORATED

ATTACHED TO AND MADE PART OF THE SOFTWARE LICENSE BETWEEN i2 AND CUSTOMER.

CONSULTING PRICES IN EFFECT AS OF THE AGREEMENT DATE:

INTERNATIONAL RESOURCES:

Group Leader/Director / hour.................................................***

Senior Modeling Specialist / hour............................................***

Modeling Specialist / hour...................................................***

Project Manager / hour.......................................................***

Senior Consultant / hour.....................................................***

Consultant / hour............................................................***

SOUTH AFRICAN BASED RESOURCES:

Consultant / hour............................................................***

Senior Consultant / hour.....................................................***

Project Manager / hour.......................................................***

FOR THE PURPOSE OF THIS SECTION, "SOUTH AFRICAN BASED RESOURCES" SHALL MEAN EMPLOYEES OF M- STAR SYSTEMS S.A. LIMITED. "INTERNATIONAL BASED RESOURCES" SHALL MEAN EMPLOYEES OF I2 TECHNOLOGIES, INC. OR ANY OF ITS AFFILIATES OR SUBSIDIARIES OUTSIDE THE REPUBLIC OF SOUTH AFRICA.

All Consulting prices do not include travel, living, or other incidental expenses. These expenses shall be reimbursed by Customer. All services are provided on a time and material basis and are charged portal to portal. Sales tax and import fees to be borne by Customers. i2 reserves the right to modify Consulting prices effective upon proper notification to Customer.

Contracting with third party provider for consulting services for implementation effort will be Customer's responsibility unless indicated below.

ROLL-OUT SUPPORT

i2 shall provide the Customer with a full time Programme Manager, for a period of 12 months from the agreement date to manage the installation of the Licensed Software at a 30% discount to the fees normally charged by i2 for such a service at the time the services are required.

------------------
*INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION FOR CONFIDENTIAL TREATMENT.

                                                                        REDACTED


Training will be in i2 scheduled open courses at the most convenient of i2's central training facilities offering the required course. Travel, living or other incidental expenses for attendance of training to be borne by the Customer.

i2 shall provide the standard product training in respect of the Licensed Software to personnel of the Customer, for a period of 24 months from the agreement date, at a price equivalent to 50% of the price normally charged by i2 for such training at the date of the training.

Customer shall pay i2 all amounts owing for training or consulting within 30 days of receipt of i2's invoice in respect of such training or consulting.

Accepted:                                         Accepted:

i2 TECHNOLOGIES (Netherlands), B.V.               UNION TRANSPORT INCORPORATED

By:      /s/ Jan Van den Broeck                   By:      /s/ M.J. Wessels
Authorized Signature                              Authorized Signature

                                                                        REDACTED

SOFTWARE LICENSE
ADDENDUM C
 ADDITIONAL TERMS

Customer Name:             UNION TRANSPORT INCORPORATED


ATTACHED TO AND MADE PART OF THE SOFTWARE LICENSE BETWEEN i2 AND CUSTOMER.


1. In addition to the Customer's obligations set forth in Section 9 on this Agreement, the Customer agrees to the following:

         - Customer will participate in publishing a press release announcing the purchase by the Customer of the i2 software licenses set forth in this Agreement.
         - Customer agrees to at least two reference visits/calls per month for a period of 24 months following the execution of this Agreement.
         - A senior executive from the Customer agrees to present at least two i2 events over the following twelve months.

2.   Year 2000 Compliance
     i2 represents to Customer that for a period of one (1) year after January 1, 2000, the System, in the form delivered by i2, will be able to calculate and compare date data between the twentieth and twenty-first centuries, without impairment in the function of the System, when used in accordance with the Documentation provided by i2, but only if all associated products, such as hardware, software and firmware, used in combinations with the System properly exchange date and data with the System. In the case of a breach of this representation, i2 shall correct the System and deliver to Customer a corrected version of the System. THE FOREGOING IS CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR i2'S BREACH OF THIS PROVISION.

3. Whilst Customer and i2 agrees that the term "Solution Center" is a widely used generic term used to describe test, evaluation or demonstration facilities for software solutions, the customer wishes to use this term in connection with its own business. I2 will communicate this wish to its sales and marketing personnel and request them not to encourage the use of this term. Should the customer come up with a specific term, for these facilities, that can be registered as a trademark i2 will positively encourage the use of this term solely in connection with Customer's business amongst its personnel.

4. RIGHT TO SOURCE PROGRAM SOURCE CODE ESCROW. Provided Customer has paid for, and remained current under the annual Maintenance provisions of this Agreement without interruption, i2 will escrow the source code for the Licensed Software with Fort Knox Escrow Services, Inc. at i2's cost. Customer shall be responsible for verification, release, and other costs, if any.

     The source code will be released to Customer in the event i2 ceases to offer Maintenance without assigning an alternate business entity to do so, or if not so assigned, fails in any material respect to perform its Maintenance obligations under this Agreement and does not cure such failure within the cure period set forth herein. Release of the escrowed source code is dependent upon written authorization of such release by both by i2 and Customer or the receipt by Fort Knox of a valid court order or arbitration order.

     In the event Fort Knox Escrow Services Inc. or i2 terminates the Escrow Agreement, i2 will make all commercially reasonable efforts to promptly enter into an agreement with an alternative escrow agent of similar nature.

     The source code will be provided only for the purpose of supporting the Licensed Software and may not be copied in whole or in part for production use. Disclosure of the source code to a third party is prohibited unless approved by i2 in writing. Such third party must be subject to a written confidentiality obligation. The use of the source code shall be subject to the terms and conditions of this Agreement. Customer acknowledges that the source code for the Licensed Software is a proprietary, confidential trade secret of i2 and shall not disclose the source code for the Licensed Software for any purpose other than maintenance and support as defined in this Agreement and shall keep the source code in a secured area. Should i2 or its

                                                                        REDACTED

     designee reinstate maintenance services, Customer agrees that it shall cease use of and return the source code to i2.

     Customer has identified ________________________, located at __________________, whose phone number is ___________________, to be the individual to be contacted by either i2 or Fort Knox with regard to escrow deposits.



Accepted:                                         Accepted:

i2 TECHNOLOGIES (Netherlands), B.V.               UNION TRANSPORT INCORPORATED


By:      /s/ Jan Van den Broeck                   By:      /s/ M.J. Wessels
Authorized Signature                              Authorized Signature